                                 March 1, 1995


[SEE SCHEDULE A]
Rexene Corporation
5005 LBJ Freeway
Dallas, Texas  75244

     Re:  Executive Security Plan

Dear ___________:

     You have advised me that my eligibility to receive retirement benefits under the Rexene Supplemental Executive Retirement Plan ("SERP") adopted effective October 1, 1994 is conditioned upon the waiver of my rights and the rights of my beneficiaries to receive retirement and related post-retirement death benefits under the Executive Security Plan dated April 1, 1986 and the Key Officer Participation Agreement dated April 8, 1986 executed by me in connection with the Executive Security Plan. I acknowledge receipt of a copy of the SERP, the Executive Security Plan and the Key Officer Participation Agreement; and having read them, and in order to be eligible for retirement benefits under the SERP:

     I hereby elect to participate in the SERP;

     I hereby waive all rights that I or any of my beneficiaries, including my estate, may ever have to receive a death benefit under Article 3 of the Executive Security Plan or Section 1 of my Key Officer Participation Agreement if prior to my death I or my surviving spouse shall have been entitled to receive, or shall in fact have been receiving, retirement benefits under Article VI of the SERP;

     I also hereby waive all my rights that I or any of my beneficiaries, including my estate, may now or hereafter have to receive any retirement benefits under Article 4 of the Executive Security Plan and Section 2 of my Key Officer Participation Agreement;

________________________
March 1, 1995
Page 2


     I hereby release Rexene Corporation and its successors and assigns ("Rexene") from any and all responsibility, liability and obligation to make or pay any death benefit to any of my beneficiaries, including my estate, under Article 3 of the Executive Security Plan and Section 1 of my Key Officer Participation Agreement if, prior to my death, I or my surviving spouse shall have been entitled to receive, or shall in fact have been receiving, retirement benefits under Article VI of the SERP and to make or pay any benefits to me or my beneficiaries under Article 4 of the Executive Security Plan and Section 2 of my Key Officer Participation Agreement. I further agree, if any claim shall be made by me or my beneficiaries, including my estate, against Rexene for any such payment pursuant to Article 3 or 4 of the Executive Security Plan or pursuant to my Key Officer Participation Agreement, I (or my estate, if applicable) will defend, indemnify and hold Rexene harmless from and against any such claim, including reasonable legal fees incurred in connection with defending or resolving such claim.

                                   Very truly yours,


                                   _______________________________

                                SCHEDULE A

Lavon N. Anderson
Jack E. Knott